UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC

DRIVER OPPORTUNITY PARTNERS I LP

J. ABBOTT R. COOPER

MICHAEL J. DRISCOLL, ED.D

ETHAN C. ELZEN

LISA NARRELL-MEAD

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting (the “2020 Annual Meeting”) of shareholders of First United Corporation, a Maryland corporation (the “Company” or “First United”).

Item 1: On June 8, 2020, Driver issued the following open letter to shareholders:

June 8, 2020

First United Shareholders,

FACT: First United dramatically underperformed all its peers and relevant equity market benchmarks over an array of time horizons prior to Driver publicly calling for a sale in 2019.

•	In terms of Total Shareholder Returns (“TSR”), First United has dramatically underperformed the broader bank indexes over the last one and three years and, over the long term, chronically underperformed all relevant peers sets and indexes.

○	Shareholders who purchased First United’s shares prior to the 2008-09 Crisis and held them through today have actually lost money.

•	In terms of Price to Tangible Book Value (“P/TBV”), First United has traded a consistent discount to peers’ valuation over every pertinent time horizon dating back 20 years.

○	There have been times in which First United’s P/TBV is below liquidation value.

•	Over the long-term, First United has consistently underperformed peers based on three important metrics regarding profitability, asset quality and operating leverage:

○	Weak Core Return on Assets
○	High Non-Performing Assets to Assets
○	Poor Efficiency Ratio

•	Rather than heed the public calls of Driver and other shareholders to explore a sale when First United’s shares reached an all-time high of ~$24 per share in 2019, the Board rebuffed investors in favor of a standalone path and the Company’s shares now trade ~50% lower. First United’s shares have underperformed all of its peers and benchmarks since the pandemic rally began – signifying the market’s lack of confidence in the Board and its oversight of management.

FACT: First United has an anti-shareholder, over-tenured Board that hides behind Maryland Corporate Law to try to disenfranchise shareholders.

•	The elven-member Board’s average director tenure is more than 15 years, which far exceeds the “stale” criteria set by major institutions.

•	More than 75% of the Board has no prior experience in the banking.

•	The Board does not allow shareholders to amend the bylaws.

•	The Board will not let shareholders vote to declassify the board, even though a prior proposal received support from more than 60% of the outstanding shares.

○	First United’s super-majority voting threshold prevented the declassification proposal from passing, as did First United insiders who we believe voted against the proposal.

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•	The Board sought to create an un-level playing field in this election contest by withholding standard shareholder lists and information from Driver (despite numerous normal-course requests) that prevented Driver from directly communicating with shareholders.

○	First United used these same lists to communicate with shareholders themselves and disparage Driver and its nominees.

•	The Board keeps the Chairman and Chief Executive Officer roles combined despite shareholder concerns. Based on documents obtained through a Maryland Public Information Act request, we learned the Board instigated and sought to direct a state regulator’s investigation – which resulted in no violation of law – regarding Driver’s 2019 share purchases.

o	The Board repeatedly lied to shareholders in proxy solicitation materials when it said First United did not instigate the investigation.

o	When no violation of law was found by the regulator, Frist United turned around and sued Driver in state court.

FACT: There is an urgent need to refresh the First United Board with our slate of three highly-qualified and unaffiliated nominees, who are committed to restoring a shareholder-first mentality in the boardroom.

•	Our nominees – Michael J. Driscoll, Ed.D, Ethan C. Elzen and Lisa Narrell-Mead – are industry veterans and independent thinkers that can bring the following sorely-needed skills and perspectives to an out-of-touch Board:

○	Strong Financial Services Backgrounds – Each member of our slate has at least two decades of experience working at top financial institutions, investment firms and banks. Michael Driscoll also has strong local ties as the Dean of the business school at Mt. Saint Mary’s University in Maryland.

○	Robust Risk Management Experience – The members of our slate have significant experience working with bank leadership teams to limit and mitigate excessive loan portfolio risks.

○	Significant Governance Expertise – The members of our slate have served on various organizational boards – and worked with bank leadership teams to establish best-in-class protocols for executive compensation, conflict mitigation and transaction/M&A situations.

○	Strategic Planning Proficiency – As a result of their leadership backgrounds in the banking worlds, our slate understands how to optimize First United’s outdated brick-and-mortar footprint, reduce its high capital expenditures, upgrade its use of sub-optimal technology and improve its M&A assessment approach.

○	Collaborative, Independent Mindsets – Our nominees have no pre-conceived biases regarding a sale of First United and are fully committed to working with the incumbent directors in a collegial, open manner to deliver the best outcomes for shareholders.

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FACT: This election contest is not just about the future of First United, but ensuring publicly-traded banks and companies in Maryland know they cannot undermine corporate democracy and shareholders’ rights without repercussion.

•	Every investor with exposure to a Maryland-based company should view First United’s disenfranchisement of Driver as a flashing red light.

•	If First United is rewarded for its abuse of shareholders’ rights, we believe Maryland incorporated banks – including First United – may trade at a “bad governance discount” in the future.

○	A Board that seeks to entrench itself through legislative and/or regulatory disenfranchisement should not be supported by shareholders.

•	This is why we firmly believe that a vote on First United’s blue card amounts to an endorsement of one of the most anti-shareholder Boards in all of Corporate America.

•	Voting the WHITE Proxy Card ahead of the Annual Meeting of Shareholders on June 11, 2020 will:

○	Send a message to all Maryland companies that the state’s laws should not be used as entrenchment life rafts when investors want to hold derelict boards accountable; and

○	Ensure that three highly-qualified and independent individuals are added to First United’s boardroom – Michael J. Driscoll, Ed.D, Ethan C. Elzen and Lisa Narrell-Mead vow to always make sure First United shareholders are the top priority.

Sincerely,

Abbott Cooper

Managing Member

Driver Management Company LLC

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